Exhibit 32.2

In connection with the Quarterly Report of Bishop Capital Corporation (the "Company") on Form 10-QSB for the period ending September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Sherry L. Moore, Chief Financial Officer, Principal Accounting Officer and Secretary of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

     (1) The Report fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Bishop Capital Corporation and will be retained by Bishop Capital Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

/s/  Sherry L. Moore
-----------------------------------
     Sherry L. Moore
     Chief Financial Officer,
     Principal Accounting Officer and
     Secretary

November 12, 2004